Exhibit 4.34

BOOK ONE THOUSAND NINE HUNDRED AND FORTY-NINE

ONE HUNDRED AND SIXTEEN THOUSAND THREE HUNDRED AND EIGHTY-ONE

MEXICO CITY, FEDERAL DISTRICT, as of April twenty-two, two thousand and nine.

JOSE ANGEL VILLALOBOS MAGAÑA, in my capacity of notary public number nine in and for the Federal District, DO HEREBY ATTEST, as to the granting of:

I).- THE SIMPLE LOAN AGREEMENT entered into by and between “BANCO NACIONAL DE OBRAS Y SERVICIOS PUBLICOS”, SOCIEDAD NACIONAL DE CREDITO, INSTITUCION DE BANCA DE DESARROLLO, as Lender, and hereinafter referred to as “BANOBRAS”, represented herein by its agent, Lusi Daniel Robles Ferrer; by “BANCO NACIONAL DE MEXICO”, SOCIEDAD ANONIMA, INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, INSTITUCION FIDUCIARIA, acting as Trustee to that certain administration and payment source trust number 111376-1 (one, one, one, three, seven, six, dash, one), as Borrower, hereinafter referred to as “BORROWER”, represented herein by Maria de los Angeles Montemayor Garza and Elva Nelly Wing Trevino; with the additional appearance of “CEMEX CONCRETOS”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, hereinafter referred to as “CEMEX”, represented herein by its agents, Francisco Guillermo Gómez Tamayo and Eduardo Salaburu Llamas, for the purposes of getting acquainted with the terms and conditions, and acquire the obligations, contemplated herein;

II).- A SECOND PRIORITY CIVIL MORTAGE granted by “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, as “Mortgagor”, represented herein by its agents, Francisco Guillermo Gomez Tamayo and Eduardo Salaburu Llamas, in favor of “BANCO NACIONAL DE OBRAS Y SERVICIOS PUBLICOS”, SOCIEDAD NACIONAL DE CREDITO, INSTITUCION DE BANCA DE DESARROLLO, hereinafter referred to as the “Mortgagee”, represented by the above named agents;

III).- A SECOND PRIORITY INDUSTRIAL MORTGAGE created and granted consistent with the terms of article sixty-seven of the Law of Banking Institutions by “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE as mortgagor, and hereinafter referred as the “Mortgagor”, represented by the above named agents, for the benefit of “BANCO NACIONAL DE OBRAS Y SERVICIOS PUBLICOS”, SOCIEDAD NACIONAL DE CREDITO, INSTITUCION DE BANCA DE DESARROLLO, hereinafter referred to as the “Mortgagee”, represented by the above named agents, pursuant to the following preamble, recitals, chapters and clauses:

PREAMBLE

A).- A CERTAIN PIECE OF LAND SEGREGATED IN PART FROM THE TRACT KNOW AS PLAZA DE ARMAS, AND [SEGREGATED] IN PART FROM THE TRACT KNOWN AS WILLARD OR EL REPRESO, IN THE MUNICIPALITY OF LA COLORADA, STATE OF SONORA.

I.- By means of public instrument number eleven thousand eight hundred and eight, dated as of March two of nineteen eighty-nine, granted by and before attorney Cesar Tapia Quijada, notary public number fifty-eight in and for Hermosillo, State of Sonora, the first charter of which was filed in the Public Registry of Property of Hermosillo, State of Sonora, as of July the third, nineteen eighty-nine, under log entry number one hundred and sixty-five thousand one hundred twenty-one, first section, volume two hundred ninety-six, “CEMENTOS DEL YAQUI”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, acquired title to ONE PORTION OF THAT CERTAIN PIECE OF LAND SEGREGATED IN PART FROM THE TRACT KNOWN AS PLAZA DE ARMAS, AND SEGREGATED IN PART FROM THE TRACT KNOWN AS WILLARD OR EL REPRESO, IN THE MUNICIPALITY OF LA COLORADA, STATE OF SONORA, HAVING A SURFACE AREA OF ONE HUNDRED EIGHTY-FOUR HECTARES NINETY NINE AREAS AND NINETY EIGHT DOT EIGHT CENTIARES, having the following metes and bounds, as per the relevant title instrument:

Non-Official Translation.

Simple Loan Agreement.

Public instrument number 116,381.

Page 2.

“ . . . From point number 0 (zero) to point number 1 (one), bound to S41°31’16’E (forty one degrees thirty-one minutes and sixteen seconds southeast), with a length of 58.38 (fifty-eight meters and thirty-eight centimeters), adjoining to the piece of land known as “San Francisco”; form point number 1 (one) to point 2 number (two), bound to S35°20’57”W (thirty-five degrees twenty minutes and fifty-seven seconds southwest), with a length of 10.25 (ten meters and twenty-five centimeters), adjoining to the piece of land known as “San Francisco”; from point number 2 (two) to point number 3 (three), bound to S41°01’14”W (forty-one degrees one minute and fourteen seconds southwest), with a length of 41.06 (forty-one meters and six centimeters) adjoining to an “Unnamed” piece of land; from point number 3 (three) to point number 4 (four), bound to S48°28’30”W (forty-eight degrees twenty-eight minutes and thirty seconds southwest), with a length of 20.18 (twenty meters and eighteen centimeters) and adjoining to an “Unnamed” piece of land; from point number 4 (four) to point number 5 (five), bound to S39°11’40”E (thirty-nine degrees eleven minutes and forty seconds southeast), with a length of 126.38 (one hundred and twenty-six meters and thirty-eight centimeters) and adjoining to an “Unnamed” piece of land; from point number 5 (five) to point 6 number (six), bound to S28°09’26”E (twenty-eight degrees nine minutes and twenty-six seconds southeast), with a length of 13.52 (thirteen meters and fifty-two centimeters) and adjoining to an “Unnamed” piece of land; from point number 6 (six) to point number 7 (seven), bound to S20°24’39”E (twenty degrees twenty-four minutes and thirty-nine seconds southeast), with a length of 225.06 (two hundred and twenty-five meters and six centimeters) and adjoining to an “Unnamed” piece of land; form point number 7 (seven) to point number 8 (eight), bound to S20°00’13”E (twenty degrees zero minutes and thirteen seconds southeast), with a length of 544.32 (five hundred and forty-four meters and thirty-two centimeters) and adjoining to an “Unnamed” piece of land; from point number 8 (eight) to the point “D” bound to S12°55’18”W (twelve degrees fifty-five minutes and eighteen seconds southwest), with a length of 1,144.15 (verbatim) (one thousand one hundred forty-four meters and thirteen (sic) centimeters) and adjoining to an “Unnamed” piece of land; from the point “D” to the point “C”, bound to S70°47’04”W (seventy degrees forty-seven minutes and four seconds southwest), with a length of 452.77 (four hundred and fifty-two meters and seventy-seven centimeters) and adjoining to a piece of land owned by Luis Rodriguez Lugo; form the point “C” to the point “B”, bound to S70°47’04”W (seventy degrees forty-seven minutes and four seconds southwest), with a length of 180.49 (one hundred and eighty meters and forty-nine centimeters) and adjoining to various pieces of land owned by Luis Rodriguez Lugo; from the point “B” to the point “A”, bound to S5°34’49”E (five degrees thirty-four minutes and forty-nine seconds southeast), with a length of 205.16 (two hundred and five meters and sixteen centimeters) and adjoining to a piece of land owned by Luis Rodriguez Lugo; from the point “A” to point number 10 (ten), bound to S83°54’06”W (eighty-three degrees fifty-four minutes and six degrees southwest), with a length of 370.09 (three hundred and seventy meters and nine centimeters), and adjoining to “Rancho Las Glorias”; from point number ten to point number eleven, bound to N21°49’07”W (twenty-one degrees forty nine minutes and seven seconds northwest), with a length of 1,003.74 (one thousand and three meters and seventy-four centimeters) and adjoining to the railroad spur of Ferrocarril del Pacifico; from point number 11 (eleven) to point number 12 (twelve) bound to N68°07’59”E (sixty-eight seconds (verbatim) seven minutes and fifty-nine seconds northeast), with a length of 659.68 (six hundred and fifty-nine meters and sixty-eight centimeters), and adjoining to a piece of land known as “Willard”; from point number 12 (twelve) to point number 13 (thirteen), bound to N24°11’00”E (twenty-four degrees eleven minutes and zero seconds northeast), with a length of 1,393.33 (one thousand three hundred and ninety-three meters and thirty-three centimeters) and adjoining to the piece of land known as “Willard”; from point number 13 (thirteen) to point number 14 (fourteen), bound to N46°35’48”E (forty-six degrees thirty-five minutes and forty-eight seconds northeast), with a length of 16.24 (sixteen meters and twenty-four centimeters) and adjoining to the piece of land known as “Willard”; form point number 14 (fourteen) to point number 15 (fifteen), bound to N46°35’40”E (forty-six degrees thirty-five minutes and forty-seconds northeast), with a length of 40.66 (forty meters and sixty-six

Non-Official Translation.

Simple Loan Agreement.

Public instrument number 116,381.

Page 3 ..

centimeters) and adjoining to a piece of land known as “Willard” and with Rancho San Francisco”; from point number 15 (fifteen) to point number 0 (zero), bound to N46°35’45”E (forty-six degrees thirty-five minutes and forty-five seconds northeast), with a length of 11.93 (eleven meters and ninety-three centimeters) and adjoining to the piece of land known as “Rancho San Francisco. A survey of the above described real property is submitted hereto...”

II.- By means of public instrument number eleven thousand nine hundred and fifty-four, dated as of March thirty of two thousand, before attorney Cesar Augusto Morales, acting as deputy of the notary public number twenty-two in and for the city of Hermosillo, State of Sonora, “CEMENTOS DEL YAQUI”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, conveyed title of the piece of real property referred to in section I of the preamble, to “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, including the industrial cement plant together with all of the machinery and equipment, with such conveyance of title ensuing from a certain merger agreement.

III.- By means of public instrument number twelve thousand one hundred and fifty-seven, dated as of February nine of two thousand, before the above referred notary public, the first charter of which was filed in the Public Registry of Property of Hermosillo, State of Sonora, as of March eighteen of two thousand and two, under log entry number two hundred and seventy-six thousand five hundred and forty-three, section of Real Property, first book, volume six thousand six hundred and seventy-three, “CEMENTOS DEL YAQUI”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, complemented and rectified the public instrument described in the preceding paragraph, containing conveyance of title of the real property described in section I of the preamble of this instrument, and ensuing from a certain merger agreement with, and in favor of, “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE.

IV.- The “MORTGAGOR” hereby declares that the real property described section I of the preamble of this instrument, is free and clear of any and all liens and is up to date in the payment of taxes accruing thereon, a situation substantiated with the following materials:

A.- As to the first issue, with the certificate of no liens, filed with the Public Registry of Property of Hermosillo, Sonora, as of April seventeen of two thousand and nine, a copy of which is attached to the appendix of this instrument under the letter “A”, the original of which is attached to the public instrument referred to in the roman numeral seventeenth of the preamble hereof.

B.- As to the second issue:

a.- With that certain bill of payment bearing land code number:

“1703D5110105” (one seven zero three D five one one zero one zero five), a copy of which is attached to the appendix of this instrument under the letter “B”.

Furthermore, said real property has no other bills of rights for water service.

b.- With the certificate of no debts as to real property taxes accruing on the real property described in the section I of the preamble of this instrument, a copy of which is attached to the appendix of this instrument under the letter “C”.

B).- A CERTAIN PIECE OF LAND LOCATED IN LA COLORADA STATE OF SONORA.

V.- By means of public instrument number thirty-three thousand two hundred and thirty-five, dated as of June eighteen, nineteen eighty-nine, before attorney Carlos Cabrera Muñoz, notary public number eleven in and

Non-Official Translation.

Simple Loan Agreement.

Public instrument number 116,381.

Page 4 ..

for the city of Hermosillo, State of Sonora, the first charter of which was filed with the Public Registry of Property of Hermosillo, State of Sonora, on February eight nineteen ninety, under log entry number, one hundred and sixty-eight thousand four hundred and fifty, first section, volume two hundred and ninety-eight, “CEMENTOS DEL YAQUI”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, acquired title to that certain PORTION OF LAND LOCATED IN LA COLORADA, STATE OF SONORA, with a land surface area of ONE HUNDRED HECTARES, having the following metes and bounds, as per the relevant title instrument:

“ . . . From point “A”, bound to N81°44’E (eighty-one degrees and forty-four minutes northeast) with a length of 1,280.48 (one thousand two hundred and eighty meters and forty eight centimeters), adjoining with the remainder of the west portion, where it reaches point “B”, from this point, bound to N8°16’W (eight degrees and sixteen minutes northwest) with a length of 661.27 (six hundred and sixty-one meters and twenty-seven minutes (sic), adjoining with the remainder West portion, where it reaches point “C”; from this point, bound to S75°26’W (seventy-five degrees and twenty-six minutes southwest), with a length of 87.06 (eighty-seven meters and six centimeters) adjoining with a certain private property, where it reaches point number 60 (sixty); from this point bound to S75°26’W (seventy-five degrees and twenty-six minutes southwest), with a length of 286.05 (two hundred and eighty-six meters and five centimeters), adjoining with a certain private property, where it reaches point number 61 (sixty-one); from this point bound to S70°55’W (seventy degrees and fifty-five minutes southwest), with a length of 993.70 (nine hundred and ninety-three meters and seventy centimeters), adjoining with a certain private property, where it reaches point number 64 (sixty-four); from this point, with a length of 636.96 (six hundred and thirty-six meters and ninety-six centimeters), adjoining with Ejido Torres, until it reaches the point “A”, that is, the starting point, and closing the polygon …”

VI.- By means of public instrument number one thousand nine hundred and fifty-three, dated as of March thirty of two thousand, before attorney Cesar Augusto Morales Mujica, deputy notary public of the notary public number twenty two in and for the city of Hermosillo, State of Sonora, the first charter of which was filed with the Public Registry of Property of Hermosillo, State of Sonora, on June eight of two thousand, under log entry number two hundred and fifty-four thousand four hundred and thirty, section of Real Property, book number one, volume number four thousand three hundred and sixty-six, “CEMENTOS DEL YAQUI”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, conveyed title of the piece of real property referred to in the preceding paragraph to “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, with such conveyance of title ensuing from a certain merger agreement.

VII.- The “MORTGAGOR” hereby declares that the real property described in section five of the preamble of this instrument, is free and clear of any and all liens and is up to date in the payment of taxes accruing thereon, a situation substantiated with the following materials:

A.- As to the first issue, with the certificate of no liens, filed with the Public Registry of Property of Hermosillo, Sonora, as of April seventeen of two thousand and nine, which is attached to the appendix of this instrument under the letter “D”, the original of which is attached to the public instrument referred to in the roman numeral seventeenth of the preamble hereof.

B.- As to the second issue:

a.- With that certain bill of payment bearing land code number:

“1703D6240087” (one seven zero three D six two four zero zero eight seven), a copy of which is attached to the appendix of this instrument under the letter “E”.

Furthermore, said real property has no other bills of rights for water service.

Non-Official Translation.

Simple Loan Agreement.

Public instrument number 116,381.

Page 5 ..

b.- With the certificate of no debts as to real property taxes accruing on the real property described in the section five of the preamble of this instrument, a copy of which is attached to the appendix of this instrument under the letter “F”.

C).- A CERTAIN “UNNAMED” PIECE OF LAND LOCATED APPROXIMATELY AT KILOMETER SEVENTEEN POINT FIVE OF THE ROAD TO HERMOSILLO LA COLORADA, STATE OF SONORA.

VIII.- By means of public instrument number eleven thousand eight hundred and seven, dated as of March two of nineteen eighty-nine, before attorney Cesar Tapia Quijada, notary public number fifty-eight in and for the city of Hermosillo, State of Sonora, the first charter of which was filed with the Public Registry of Property of Hermosillo, State of Sonora, on April twenty-six of nineteen ninety one, under log entry number one hundred and seventy-six thousand four hundred and ninety-two, first section, volume two hundred and thirty-one, “CEMENTOS DEL YAQUI”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, acquired title to a CERTAIN “UNNAMED” PIECE OF LAND LOCATED APPROXIMATELY AT KILOMETER SVENETEN POINT FIVE OF THE ROAD TO HERMOSILLO, LA COLORADA, STATE OF SONORA, with a surface area of FIFTEEN HECTARES, having the following metes and bounds, as per the relevant title instrument:

“ . . . From point number 1 (one) to point number 2 two, bound to S48°28’30’W (forty-eight degrees twenty-eight minutes and thirty seconds southwest), with a length of 20.18 (twenty meters and eighteen centimeters), adjoining with the piece of land known as Willard and/or El Represo; from point number 2 (two) to point number 3 (three), bound to S39°11’40”E (thirty-nine degrees eleven minutes and forty seconds southeast), with a length of 126.38 (one hundred and twenty-six meters and thirty-eight centimeters), adjoining with the piece of land known as “Willard” and/or El Represo; from point number 3 (three) to point number 4 (four), bound to S28°09’26”E (twenty-eight degrees nine minutes and twenty-six seconds southeast), with a length of 13.52 (thirteen meters and fifty-two centimeters), adjoining with the piece of land known as “Willard” and/or El Represo; from point number 4 (four) to point number 5 (five), bound to S20°24’39”E (twenty degrees twenty-four minutes and thirty nine seconds southeast), with a length of 225.06 (two hundred and twenty-five meters and six centimeters), adjoining with the piece of land known as “Willard” and/or El Represo; from point number 5 (five) to point number 6 (six), bound to S20°00’13”E (twenty degrees zero minutes and thirteen seconds southeast), with a length of 544.32 (five hundred and forty-four meters and thirty-two centimeters), adjoining with the piece of land known as “Willard” and/or El Represo, from point number 6 (six) to point number 7 (seven), bound to N62°31’30”E (sixty-two degrees thirty-one minutes and thirty seconds northeast), with a length of 350.35 m (three hundred and fifty meters and thirty five centimeters), adjoining with the piece of land known as Rancho La Gloria owned by Ms. Lucia Lohr de Rodriguez Lugo; from point number seven to point number one, which was the starting point to close the polygon bound to N43° 23’ 32”W, with a length of 938.29 (nine hundred and thirty-eight meters and twenty-nine centimeters) and adjoining with the piece of land known as San Francisco with the Hermosillo La Colorada road in between. . .”

IX.- By means of public instrument number eleven thousand nine hundred and fifty-eight, dated as of March thirty of two thousand, before attorney Cesar Augusto Morales Mujica, deputy notary public of the notary public number twenty two in and for the city of Hermosillo, State of Sonora, the first charter of which was filed with the Public Registry of Property of Hermosillo, State of Sonora, on May twenty-six of two thousand, under log entry number two hundred and fifty-four thousand and thirty-eight, section of Real Property, book number one, volume number four thousand three hundred and twenty-five, “CEMENTOS DEL YAQUI”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, conveyed title of the piece of real property referred to in the preceding paragraph to “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, together with the cement production plant, comprised of machinery and equipment, with such conveyance of title ensuing from a certain merger agreement.

Non-Official Translation.

Simple Loan Agreement.

Public instrument number 116,381.

Page 6 ..

X.- The “MORTGAGOR” hereby declares that the real property described in roman numeral eight of the preamble of this instrument, is free and clear of any and all liens and is up to date in the payment of taxes accruing thereon, a situation substantiated with the following materials:

A.- As to the first issue, with the certificate of no liens, filed with the Public Registry of Property of Hermosillo, Sonora, as of April sixteen of two thousand and nine, which is attached to the appendix of this instrument under the letter “G”, the original of which is attached to the public instrument referred to in the roman numeral seventeenth of the preamble hereof.

B.- As to the second issue:

a.- With that certain bill of payment bearing land code number:

“1703D5110084” (one seven zero three D five one one zero zero eight four), a copy of which is attached to the appendix of this instrument under the letter “H”.

Furthermore, said real property has no other bills of rights for water service.

b.- With the certificate of no debts as to real property taxes accruing on the real property described in the section five of the preamble of this instrument, a copy of which is attached to the appendix of this instrument under the letter “I”.

D).- A CERTAIN RURAL PIECE OF LAND LOCATED IN THE MUNICIPALITY OF LA COLORADA, STATE OF SONORA.

XI.- By means of public instrument number eleven thousand eight hundred and six, dated as of March the second of nineteen eighty-nine, before attorney Cesar Tapia Quijada, notary public number fifty-eight in and for the city of Hermosillo, State of Sonora, the first charter of which was filed in the Public Registry of Property of Hermosillo, State of Sonora, on June sixteen of nineteen eighty-nine, under log entry number one hundred and sixty four thousand eight hundred and forty-six, first section, volume two hundred and ninety-two; “CEMENTOS DEL YAQUI”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, acquired title to that certain RURAL PIECE OF LAND LOCATED IN THE MUNICIPALITY OF LA COLORADA, STATE OF SONORA, AT KILOMETER SEVENTEEN OF THE ROAD TO HERMOSILLO LA COLORADA, with a surface area of ONE THOUSAND SEVEN HUNDRED AND EIGHTY HECTARES, having the following metes and bounds, as per the relevant title instrument:

“ . . . From point number 0 (zero) to point number 1 (one), bound to N39°41’E (thirty-nine degrees and forty-one minutes northeast), with a length of 11.00 (eleven meters); from this point to point number 2 (two), bound to N43°30”W (forty-three degrees and thirty minutes northwest), with a length of 57.26 (fifty-seven meters and twenty-six centimeters); from this point to the vertex of the portion sold to Parque Industrial de Hermosillo, bound to N20°07’W (twenty degrees and seven minutes northwest), with a length of 2,267.29 (two thousand two hundred and sixty-seven meters and twenty-nine centimeters), adjoining to the southwest with the piece of land known as Willard; from this point bound to N62°53’E (sixty-two degrees and fifty-three minutes northeast), with a length of 415.00 (four hundred and fifteen meters), adjoining to the northwest with land owned by Parque Industrial de Hermosillo; from this point bound to N20°07’W (twenty degrees and seven minutes northwest), with a length of 485.50 (four hundred and eighty-five meters and fifty centimeters), adjoining to the Southwest with land owned by Parque Industrial de Hermosillo; from this point bound to S62°53’W (sixty-two degrees and fifty-three minutes southwest), with a length of 415.00 (four hundred and fifteen meters), adjoining to the Southeast with property of Parque Industrial de Hermosillo; from this point to

Non-Official Translation.

Simple Loan Agreement.

Public instrument number 116,381.

Page 7 ..

point number 3 (three), bound to N20°08’ (verbatim) W (twenty degrees and seven (sic) minutes northwest), with a length of 432.00 (four hundred and thirty-two meters), adjoining to the Southeast with the piece of land known as Willard; from point number 3 (three) to point number 4 (four), bound to S86°12’E (eighty-six degrees and twelve minutes southeast), with a length of 810.80 (eight hundred and ten meters and eighty centimeters); from point number 4 (four) to point number 5 (five), bound to S31°13’ (sic) (thirty-one degrees and thirteen minutes southeast), with a length of 83.56 (eighty-three meters and fifty-six centimeters); from point number 5 (five) to point number 6 (six), bound to S38°48’E (thirty-eight degrees and forty-eight minutes southeast), with a length of 87.81 (eighty-seven meters and eighty-one centimeters); from point number 6 (six) to point number 7 (seven), bound to S60°03’E (sixty degrees and three minutes southeast), with a length of 70.31 (seventy meters and thirty-one centimeters); from point number 7 (seven) to point number 8 (eight), bound to S51°06’E (fifty-one degrees and six minutes southeast), with a length of 658.93 (six hundred and fifty-eight meters and ninety-three centimeters); from point number 8 (eight) to point number 9 (nine), bound to N52°25’E (fifty-two degrees and twenty five minutes northeast), with a length of 73.75 (seventy-three meters and seventy-five centimeters); from point number 9 (nine) to point number 10 (ten), bound to N19°44’E (nineteen degrees and forty-four minutes northeast), with a length of 149.46 (one hundred and forty-nine meters and forty-six centimeters); from point number 10 (ten) to point number 11 (eleven), bound to N02°52’E (two degrees and fifty-two minutes northeast), with a length of 80.45 (eighty meters and forty-five centimeters); from point number 11 (eleven) to point number 12 (twelve), bound to N18°06’W (eighteen degrees and six minutes northwest), with a length of 75.80 (seventy-five meters and eighty centimeters); from point number 12 (twelve) to point number 13 (thirteen), bound to N15°10’E (fifteen degrees and ten minutes northeast), with a length of 94.50 (ninety-four meters and fifty centimeters); from point number 13 (thirteen) to point number 14 (fourteen), bound to N41°23’E (forty-one degrees and twenty three centimeters (sic) northeast), with a length of 181.44 (one hundred and eighty-one meters and forty-four centimeters), from point number 14 (fourteen) to point number 15 (fifteen), bound to N41°23’E (forty-one degrees and twenty-three minutes northeast), with a length of 181.44 (one hundred and eighty-one meters and forty-four centimeters), from point number 14 (fourteen) to point number 15 (fifteen), bound to N04°59’E (four degrees and fifty-nine minutes northeast), with a length of 89.23 (eighty-nine meters and twenty-three centimeters); from point number 15 (fifteen) to point number 16 (sixteen), bound to N16°03’W (sixteen degrees and three minutes northwest), with a length of 75.00 (seventy-five meters), adjoining, on the first side, with Rancho San Isidro, and on the remainder sides with Calera Willard; from this point to point number 17 (seventeen), bound to N76°05’E (seventy-six degrees and five minutes northeast), with a length of 188.00 (one hundred and eighty-eight meters); from this point, to point number 18 (eighteen) bound to N78°20’E (seventy-eight degrees and twenty minutes northeast), with a length of 3,956.00 (three thousand nine hundred and fifty-six meters), adjoining on the Northeast with Rancho San Isidro de Eduardo Muñoz Camou; from this point to point number 19 (nineteen), bound to S17°07’E (seventeen degrees and seven minutes southeast), with a length of 927.58 (nine hundred and twenty-seven meters and fifty-eight centimeters), adjoining on the Northeast side with Land Bojórquez or El Bajío; from this point to point number 20 (twenty), bound to S28°57’W (twenty-eight degrees and fifty-seven minutes southwest), with a length of 2,439.12 (two thousand four hundred and thirty-nine meters and twelve centimeters), adjoining on the Southeast with Rancho El Rosario de Magdalena E, (sic) de Aguayo; from this point to point number 21’ (twenty-one premium), bound to S38°33’E (thirty-eight degrees and thirty-three minutes southeast), with a length of 486.25 (four hundred and eighty six meters and twenty-five centimeters), adjoining on the Northeast with Rancho El Rosario; from this point to point number 22’ (twenty-two premium), bound to S57°49’48”W (fifty-seven degrees forty-nine minutes and forty-eight seconds southwest), with a length of 3,369.16 (three thousand three hundred and sixty-nine meters and sixteen centimeters), adjoining on the Southeast with a private property; and from this point to the point number 0 (zero), which was the starting point, bound to N43°48’W (forty three degrees forty eight minutes west (sic)), in 1,697.50 (one thousand six hundred and ninety-seven meters and fifty centimeters), adjoining with Road to La Colorada. . . .”

Non-Official Translation.

Simple Loan Agreement.

Public instrument number 116,381.

Page 8 ..

XII.- By means of public instrument number eleven thousand nine hundred and fifty-five, dated as of March thirty of two thousand, before attorney Cesar Augusto Morales, acting as deputy to the notary public number twenty-two of Hermosillo, State of Sonora, “CEMENTOS DEL YAQUI”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, conveyed title of the piece of real property referred to in the roman numeral eleven above to “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, including the industrial cement plant together with all of the machinery and equipment, with such conveyance of title ensuing from a certain merger agreement.

XIII.- By means of public instrument number twelve thousand one hundred and sixty, dated as of February nine of two thousand, before the above referred notary public, the first charter of which was filed in the Public Registry of Property and Hermosillo, State of Sonora, as of March twenty of two thousand and two, under log entry number two hundred and seventy six thousand six hundred and thirty-seven, section of Real Property, first book, volume six thousand six hundred and eighty-two; “CEMENTOS DEL YAQUI”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, complemented and rectified the public instrument described in the preceding paragraph, containing conveyance of title of the real property described in the preceding paragraph, including the cement production plant located therein, comprised of machinery and equipment, and ensuing from a certain merger agreement with, and in favor of, “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE.

XIV.- The “MORTGAGOR” hereby declares, that the real property described in the roman numeral eleventh above of this instrument, is free and clear of any and all liens and is up to date in the payment of taxes accruing thereon, a situation substantiated with the following materials:

A.- As to the first issue, with the certificate of no liens, filed with the Public Registry of Property of Hermosillo, Sonora, as of April seventeen of two thousand and nine, which is attached to the appendix of this instrument under the letter “J”, the original of which is attached to the public instrument referred to in the roman numeral seventeenth of the preamble hereof.

B.- As to the second issue:

a.- With that certain bill of payment bearing land code number:

“1703D5110006” (one seven zero three D five one one zero zero zero six), a copy of which is attached to the appendix of this instrument under the letter “K”.

Furthermore, said real property has no other bills of rights for water service.

b.- With the certificate of no debts as to real property taxes accruing on the real property described in the roman numeral eleventh of the preamble of this instrument, a copy of which is attached to the appendix of this instrument under the letter “L”.

XV.- The fair market value of those pieces of real properties identified in roman numerals one, five, eight and eleven of the preamble of this instrument, including the improvements and other fixtures comprising the Cement Processing Plant known as “El Yaqui” and owned by the “Mortgagor”, is in the amount of $4,104,410,774.00 (FOUR THOUSAND ONE HUNDRED AND FOUR MILLION FOUR HUNDRED AND TEN THOUSAND AND SEVEN HUNDRED AND SEVENTY-FOUR PESOS, 00/100 MEXICAN CURRENCY), as per appraisal number two thousand nine slash zero six hundred and seventeen, performed as of March thirteen of two thousand and nine, for an amount of $2,821,868,000.00 (TWO THOUSAND EIGHT HUNDRED AND TWENTY-ONE MILLION EIGHT HUNDRED AND SIXTY-EIGHT THOUSAND PESOS 00/100, MEXICAN CURRENCY), and the complement thereof with number two thousand nine slash zero

Non-Official Translation.

Simple Loan Agreement.

Public instrument number 116,381.

Page 9 ..

eight hundred and sixty-five, dated as of April sixteen of two thousand and nine, for an amount of $1,282,542,774.00 (ONE THOUSAND TWO HUNDRED AND EIGHTY-TWO MILLION FIVE HUNDRED AND FORTY TWO THOUSAND SEVEN HUNDRED AND SEVENTY-FOUR PESOS 00/100, MEXICAN CURRENCY), performed by the appraisal area of “BANCO NACIONAL DE OBRAS Y SERVICIOS PUBLICOS”, SOCIEDAD NACIONAL DE CREDITO, copies of which are attached to the appendix of this instrument under the letters “M one” and “M two”.

XVI.- On October twenty-seven of two thousand and eight, “CEMEX” entered into that certain fixed term public construction agreement under unit prices, number AYTO-TIJ-2008-LP-001, hereinafter referred to as the “CONSTRUCTION CONTRACT”, with the Municipality of Tijuana, hereinafter referred to as the “MUNICIPALITY”, the purpose of which consists of a comprehensive repavement program for maintenance of main street infrastructure of the MUNICIPALITY and the financing thereof, for an amount of $1,704,959,821.21 (ONE THOUSAND SEVEN HUNDRED AND FOUR MILLION NINE HUNDRED AND FIFTY-NINE THOUSAND EIGHT HUNDRED AND TWENTY-ONE PESOS 21/100, MEXICAN CURRENCY), inclusive of Value Added Tax (hereinafter referred to as “VAT”), where payments were to be tendered against delivery of monthly construction estimates. The CONSTRUCTION CONTRACT provides the obligation of “CEMEX” to finance the execution of the construction works, and the obligation of the MUNICIPALITY to execute and issue certain promissory notes, hereinafter referred to as the “NOTES”, the payment of which is secured by participations in federal revenue allocable to the MUNICIPALITY, and to be contributed into an irrevocable administration and payment source trust (hereinafter referred to as the “TIJUANA TRUST”), to be created for such purposes by the MUNICIPALITY and to be designated by the BORROWER, as beneficiary in the first place, for so long as no single NOTE has been recorded with the Notes Registry of the TIJUANA TRUST, and thereafter, by each of the holders thereof and/or BANOBRAS on a pro-rated basis, consistent with the participation each is entitled as holder of the NOTES.

XVII.- By means of public instrument number one hundred and sixteen thousand three hundred and eighty, dated as of April twenty-two, two thousand and nine, granted by and before the undersigned notary, the first charter of which is pending recording with the Public Registry of Property of Hermosillo, State of Sonora, and with Public Registry of Property and Commerce of Monterrey, State of Nuevo Leon; “CEMEX” and “BANOBRAS” entered into a certain revolving loan agreement (hereinafter referred to as the “Revolving Loan Agreement”), among other transactions, for a maximum term of sixty months computed as of the date of the first withdrawal, for up to the amount of $5,000,000,000.00 (FIVE THOUSAND MILLION PESOS 00/100, MEXICAN CURRENCY), divided into a certain Tranche “A”, for up to the balance resulting between the maximum amount of $5,000,000,000.00 (FIVE THOUSAND MILLION PESOS 00/100, MEXICAN CURRENCY), and the portion disposed of the Tranche “B”, to be used [by “CEMEX”] for working capital and for commencement and/or continuation of the construction work ensuing from those certain construction agreements entered into by “CEMEX” and the Government of the Federal District and with the Government of the State of Mexico -through the Board of Directors of Roads of the State of Mexico-, inclusive of any future public construction work agreements to be entered among “CEMEX” and other governmental agencies and/or private entities, on activities relating to the generation of infrastructure and deriving from construction work agreements from a concession title, permit, or a services agreement (hereinafter referred as to the “FUTURE CONTRACTS”).

The amount to be withdrawn under the Tranche “A” portion of the Revolving Loan Agreement was conditioned upon, among other matters, the industrial and civil mortgage created upon the cement production plant known as El Yaqui, property of “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE (hereinafter referred to as the “COLLATERAL”), was to maintain a ratio of one point twenty-five to one, in respect to the outstanding balance of said Tranche and the outstanding balance of the TRANCHE “A” of the loan contained herein.

Non-Official Translation.

Simple Loan Agreement.

Public instrument number 116,381.

Page 10 ..

To secure payment of the above referred amount, legal expenses and other obligations acquired under the Revolving Loan Agreement, “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, granted a first priority CIVIL MORTGAGE upon the real property referred to in roman numerals one, five, eight and eleven of the preamble hereof, and an INDUSTRIAL MORTGAGE upon the cement production plant known as El Yaqui.

XVIIII.- On April twenty-two, of two thousand and nine, “CEMEX”, acting as the trustor formed an irrevocable administration and payment source trust, number 111376-1 (one, one, one, three, seven, six, dash, one), with “BANCO NACIONAL DE MEXICO”, SOCIEDAD ANONIMA, INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, INSTITUCION FIDUCIARIA, acting as Trustee, and “BANCO NACIONAL DE OBRAS Y SERVICIOS PUBLICOS”, SOCIEDAD NACIONAL DE CREDITO, INSTITUCION DE BANCA DE DESARROLLO, as beneficiary thereof; of which I hereby insert verbatim the relevant sections:

“… SECOND. OF THE PARTIES. The parties to this Trust are:

The Trustor:	Cemex Concretos, S. A. de C. V.

The Trustee:	Banco Nacional de Mexico”, Sociedad Anonima, Integrante del Grupo Financiero Banamex.

The Beneficiaries:	Banco Nacional de Obras y Servicios Publicos, S. N. C., Institucion de Banca de Desarrollo, as First Beneficiary, for the purposes of tendering payment of the Simple Loan, including any extensions thereto, if any, and associated expenses and financial charges, provided that the formation of the trust shall not be deemed as a novation of the loan or a waiver of collection rights.

Cemex Concretos, as Second Beneficiary, for the purposes of receiving any surpluses under the terms hereof.

THIRD. TRUST CORPUS. The corpus of the Trust is comprised of the following:

A)	With the amount of $25,000.00 (Twenty-five Thousand Pesos 00/100, Mexican Currency), as initial contribution, and tendered by Cemex Concretos to the Trustee upon execution hereof, who acknowledges receipt thereof.

B)	With 100% of the right and interest to the collection rights of the Construction Contract, to the extent not committed for and not disposed on the date of execution hereof, including any possible renewals, additions, amendments and/or addenda to the same, all of which is hereby irrevocably contributed into the Trust by Cemex Concretos, by means of assignment of such right and interest and of cash proceeds of the same and/or the Notes, and the proceeds of such Notes.

C)	With such additional amounts to be contributed by Cemex Concretos to the Trust corpus for the purposes stated herein and for purposes of compliance with the Simple Loan.

D)	With the financial yields obtained from the investment of the Trust corpus, to the extent not already devoted to other purposes of this Trust.

Non-Official Translation.

Simple Loan Agreement.

Public instrument number 116,381.

Page 11 ..

Pursuant to the terms of section 5.1, of Circular 1/2005, published in the Federal Gazette on June 23, 2005, and the amendments thereto as per Circular 1/2005 Bis, dated as of July 11, 2005, Circular 1/2005 Bis 1, dated as of January 12, 2006 and Circular 1/2005 Bis 2, dated as of August 8, 2006, the foregoing clause shall be deemed as formal inventory of the estate comprising the Trust corpus upon formation hereof, a copy of which is kept by the parties hereto. Furthermore, the parties hereto acknowledge that the inventory of the Trust corpus shall be amended from time to time as new contributions are made into the Trust by the Trustor and obtained from yields gained in investments and payments or withdrawals made on the account of the same. Such variations shall be properly accounted for in the account statements referred below.

With the prior approval of the Trustee, the Trust corpus may be increased with additional contributions for which there will be no need of making any amendment hereto and the mere instruction sent by the Trustor to the Trustee shall suffice.

All transfers of property or interests of any kind contributed into the Trust shall be made in accordance with the applicable law. The property and interests comprising the subject matter of the Trust shall be deemed subject to the purposes stated herein and thus, the exercise of any right into the same shall be feasible to the extent consistent with the purposes pursued by this Trust.

FOURTH. PURPOSE. The purpose of this Trust is for the Trustee:

A)	To receive from Cemex Concretos the initial contribution and any subsequent contributions required to be made by Cemex Concretos into this Trust to accomplish the purposes stated herein.

B)	To enter into a simple loan agreement with BANOBRAS, on behalf and for the account of Cemex Concretos, up to the amount of $1,174,700,000.00 (One Thousand One Hundred and Seventy-Four Million and Seven Hundred Thousand Pesos 00/100, Mexican Currency), in accordance with the terms and conditions as instructed separately in writing by Cemex Concretos, and consistent with the resolutions of the Board of Directors of BANOBRAS, as per Resolution number 20/2009, dated as of March 27, 2009, and its Internal Credit Committee as per Resolutions numbers 63/2009, dated as of March 25, 2009, 82/2009, dated as of April 1, 2009, and /2009, dated as of April 22, 2009.

C)	To exercise all withdrawal interest from the Simple Loan consistent with the instructions received to that end from Cemex Concretos, and to receive all of the funding from such Loan, and for the Trustee to allocate and dispose of the same under the terms of the Simple Loan, together with the following guidelines:

TRANCHE A:

1)	For working capital and commencement and/or continuation of the construction work under the Construction Contract, including reimbursements of payments made by Cemex Concretos to its suppliers. Such payments and reimbursements shall have been previously approved by Banobras, including any other matters approved by the latter.

2)	For payment of commitment fees and financial engineering fees referred to in the Simple Loan, including relevant VAT.

Non-Official Translation.

Simple Loan Agreement.

Public instrument number 116,381.

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TRANCHE B:

1)	For refinancing of up to 80% of the work completed but pending payment on the account of the Construction Contract, as substantiated with execution of the Notes.

2)	For payment of commitment fees and withdrawal fees agreed to in the Simple Loan, plus relevant VAT accruing thereon.

3)	For payment of principal and interests of the TRANCHE A, consistent with the payment schedule agreed for the Simple Loan.

D)	To secure, as per instructions of Cemex Concretos, and prior to any withdrawal of the TRANCHE B of the Simple Loan, an interest rate hedge referred to in section 3 of the third clause of such [Simple Loan] agreement, and the payment of the premiums for securing such hedge, provided that the funds required to comply with this purpose shall have been contributed by Cemex Concretos into this Trust upon securing such hedge.

E)	To pay, as applicable, the breaking costs of the funding, pursuant with the terms of the eighth and ninth clauses of the Simple Loan [agreement], and to pay all other amounts associated to such breaking costs, provided that the funds required to comply with this purpose shall have been previously contributed by Cemex Concretos into this Trust.

F)	To receive from Cemex Concretos the amounts which may have been paid in error by the Municipality directly to Cemex Concretos, and to use such funds consistent with the purposes hereof.

G)	To receive from the Municipality, in the checking account opened as a result of this Trust with Banco Nacional de Mexico, S.A., branch office 525, account number 6724504, with interbanking code number 002180052567245041 (hereinafter the “Concentration Account”), the amounts from construction work estimations, proceeds from refinancing of the Notes and from the payment thereof, providing notice to Banobras as to the amount of such payments consistent with the terms of section I) of this clause.

H)	To provide written notice to Banobras, upon receipt of the funds resulting from the exercise of collection interest into the Construction Contract into the Trust, as to the amount of the same, to enable Banobras to notify the Trustee the amount of payment of interests, principal and/or any other fee or expense associated to the Simple Loan, according to the terms and conditions of such Loan.

I)	To pay the following items, consistent with the payment order stated herein, from proceeds of the Collection Interests of the Construction Contract, and from proceeds of any additional contributions made by Cemex Concretos, if any, to the full extent permitted by the funds comprising the Trust corpus:

1.	Interests, principal, commission fees and/or any other cost or expense associated with the TRANCHE “A” of the Simple Loan, as computed and notified in writing by Banobras to the Trustee with copy served to Cemex Concretos.

2.	Trustee’s fees and costs and expenses associated with the Trust.

3.	Any excess thereof, if any, shall be tendered to Cemex Concretos.

J)	To receive the Notes and thereafter to take the following action:

J.1	The Trustee shall provide written notice to Banobras, no later than one business day following receipt thereof, in regards to the Notes received, specifying the total amount represented by such Note and relevant maturity dates.

Non-Official Translation.

Simple Loan Agreement.

Public instrument number 116,381.

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J.2	Cemex Concretos shall provide written notice to Banobras of its intent to discount the Notes, specifying the name of the banking institution or financial intermediary with whom the discount is intended to take place, and allowing Banobras to indicate if it agrees with such discount, provided that the proceeds of any such discount are sufficient to pay, at the very least, principal and other financial charges associated to the relevant document, in which case the Trustee shall tender to Banobras the amounts required to repay the Simple Loan as to the applicable tranche, and any excess thereof shall be tendered over to Cemex Concretos.

K)	To repay principal and interest of the TRANCHE “A” or the TRANCHE “B”, as applicable, with the proceeds received from payment of the Notes, as per instructions in writing received to that end from Banobras, and to deliver any excess thereof to Cemex Concretos.

L)	To provide to Cemex Concretos and to Banobras a monthly report with indication of activity on the Trust during the relevant period, the total amount of the sums deposited into the Trust resulting from payments on the account of the Construction Contracts or the Notes.

M)	To provide to Cemex Concretos and to Banobras a monthly report with indication of the following activity: i) total amount of each of the Notes issued, discounted and refinanced; ii) reports of debt service of the MUNICIPALITY for each of the Notes; iii) to maintain records of debt relating to the TRANCHE “A” and the TRANCHE “B” of the Simple Loan.

N)	At the request of Banobras, require Cemex Concretos to provide physical and financial progress reports on the account of the Construction Contracts, in the event no deposits deriving from payment of construction work estimates or the Notes shall have been received in a time period of three months.

O)	To invest the funds of the Trust corpus to the extent not already devoted to other purposes of this Trust, consistent with the terms of the fifth clause of this trust.

P)	To return the Trust corpus to the Trustor and terminate this Trust upon repayment in full of all the amounts due and payable to the Trustee and under the Loan Agreement (and of any other cost and expense associated thereto), provided that the Trustee shall have received written notice from the First Beneficiary, indicating that the Borrower has satisfied, on behalf of the Trustor, each and all of its obligations under the Simple Loan Agreement.

Q)	Upon satisfaction of the purposes of this Trust, to extinguish this agreement…”

RECITALS

I.- “BANOBRAS” hereby declares that:

a) Is a Sociedad Nacional de Credito (national lending institution) duly organized pursuant to the laws of the United States of Mexico and that it operates consistent with the provisions of its own Internal Governing Law and other applicable legal provisions.

Non-Official Translation.

Simple Loan Agreement.

Public instrument number 116,381.

Page 14 ..

b) Its Internal Governing Law allows it to finance or refinance public or private investment projects in infrastructure and public services, and to support institutional strength of governments at the federal, state or municipal levels, with the purpose of contributing to the sustainable development of the country.

c) Its representative herein, LUIS DANIEL ROBLES FERRER, has the required authority to enter into this agreement on behalf of “BANOBRAS” and bind the same under the terms hereof, and that such authority has not been revoked as of the date hereof.

d) By means of that certain Resolution number twenty slash two thousand and nine (20/2009), dated as of March twenty-seven of two thousand and nine, the Board of Directors of Banobras approved the granting of a simple loan to the Borrower, pursuant to the terms and conditions hereinafter set forth.

II.- The BORROWER hereby declares through its agents and under oath that:

a) That it is a banking institution incorporated by means of concession granted by the Ministry of Finance and Public Credit (Secretaria de Hacienda y Credito Publico), on August 16, 1881, as approved by the Federal Congress on November 16, 1881, and published in the Federal Gazette on November 23, 1881, and currently is authorized to transact as a multiple banking institution according to the terms of the Law of Banking Institutions, and is filed with the Public registry of Property and Commerce of the Federal District under commercial log entry number 65,126, and that, acting in its capacity of trustee, it has formed that certain irrevocable administration and payment source trust number 111376-1 (one, one, one, three, seven, six, dash, one), as executed by “CEMEX” as the trustor, and by BANOBRAS as the first beneficiary.

b) That the agents for the Borrower, Maria de los Angeles Montemayor Garza and Elva Nelly Wing Trevino, have the required authority to enter into this agreement on behalf of the BORROWER and to bind the same under the terms hereof, and that such authority has not been revoked as of the date hereof.

c) It appears to the execution of this agreement in accordance with the purposes set forth in the Trust, which require the Borrower, among other things, to engage, withdraw and repay the Loan; to receive 100% of the right and interest to the collection rights of the Construction Contract, to the extent not committed for and not disposed on the date of execution of the Trust, and payment of construction work estimations and/or proceeds deriving from refinancing of the Notes; to notify BANOBRAS the amount of the same, to enable BANOBRAS to determine the amount of payment of interests and principal; to provide to CEMEX and to BANOBRAS a monthly report with indication of activity of the relevant period and the following matters: i) total amount of each of the Notes issued, discounted and refinanced; ii) reports of debt service for each of the Notes; iii) report of the debt relating to each of the tranches referred to in the first clause of this agreement.

d) The proceeds that will be used to comply with its obligations hereunder ensue and will be from legal sources.

e) The execution of this instrument and compliance of the obligations hereof, do not and will not result in any violation to any law, regulation, decree, ordinance or other legal provisions issued by any power or authority, to the extent applicable to the BORROWER.

f) The execution of this instrument and compliance of the obligations hereof, do not and will not result in any breach of any contract, agreement, instrument or any other contractual obligation or of any other nature, to which the BORROWER is a party or pursuant to which the BORROWER is bound.

Non-Official Translation.

Simple Loan Agreement.

Public instrument number 116,381.

Page 15 ..

g) There are no pending actions, trials, proceedings or investigations, or the knowledge of the BORROWER, threatening the BORROWER, by or before any court or governmental authority in respect of, or relating to, the BORROWER or any of its property which could impair the validity of this instrument or the obligations hereof.

h) There are no unperformed judgments or pending orders, decrees or labor awards rendered against the BORROWER or against any of its property which could impair the validity of this instrument or the obligations hereof.

III. “CEMEX” hereby declares through its agents and under oath that:

a) Is a company duly organized and existing pursuant to the laws of Mexico, [originally] as “COMPAÑIA CONCRETOS CULIACAN”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, as per public instrument number fifteen thousand and fifty, dated as of July five of one thousand nine hundred and sixty-five, granted by and before attorney Jorge Sotelo Regil, notary public number one hundred and eight in and for the Federal District, and filed with the Public Registry of Property and Commerce of Monterrey, State of Nuevo Leon, as of February twenty-two of nineteen ninety-one, under log entry number four hundred and sixty-eight, page one hundred and forty-one, Volume three hundred and forty-eight, Book three, Second Auxiliary of Instruments of Mercantile Companies, Commerce Section.

b) The instrument containing the articles of incorporation identified in the preceding paragraph has been amended on various occasions, and one of the most noteworthy being the amendment contained in the public instrument number sixty-seven thousand five hundred and six, dated as of December thirteen of nineteen ninety-nine, granted by and before attorney Juan Manuel Garza Garcia, notary public number sixty-seven in and for the city of San Pedro Garza Garcia, State of Nuevo Leon; referring to the merger of “Agregados y Triturados Monterrey”, Sociedad Anonima de Capital Variable, “Arena del Oriente”, Sociedad Anonima de Capital Variable, “Concreto Prmezclado Nacional”, Sociedad Anonima de Capital Variable, “Concreto y Precolados”, Sociedad Anonima de Capital Variable and “Pavimentos Mexicanos de Concreto”, Sociedad Anonima de Capital Variable (as merged companies), into and with “Concretos de Alta Calidad y Agregados”, Sociedad Anonima de Capital Variable (as merging company); and also the entire amendment to the by-laws and the corporate name [of the corporate entity ensuing from said merger], among other matters, to “Cemex Concretos”, Sociedad Anonima de Capital Variable. The first charter of such public instrument was filed with the Public Registry of Property and Commerce of Monterrey, State of Nuevo Leon, as of December fifteen of nineteen ninety-nine, under log entry number nine thousand and eighty-seven, Volume two hundred and nine dash one hundred and seventy-six, Book four, Third Auxiliary of Miscellaneous Matters and Agreements.

Furthermore, as per public instrument number five thousand eight hundred and ninety-four, dated as of December seventeen of two thousand and eight, granted by and before attorney Jose Luis Farias Montemayor, notary public number one hundred and twenty in and for the First District of Monterrey, State of Nuevo Leon; the by-laws of “CEMEX” were up-dated, and among other matters, [the up-dated by laws of] “CEMEX” allowed it to grant or take money in loan, with or without security interest.

c) The agents of “CEMEX” herein, Messrs. FRANCISCO GUILLERMO GOMEZ TAMAYO and EDUARDO SALABURU LLAMAS, have the required authority to execute this public instrument on behalf of “CEMEX” and to bind their constituent under the terms of this instrument, and such authority has not been revoked as of the date hereof.

Non-Official Translation.

Simple Loan Agreement.

Public instrument number 116,381.

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d) It is willing to enter into this agreement and comply with the obligations set forth herein, and the proceeds that will be used to comply with its obligations hereunder ensue and will be from legal sources.

e) The execution of this instrument and compliance of the obligations hereof, do not and will not result in any violation to any law, regulation, decree, ordinance or other legal provisions issued by any power or authority, to the extent applicable to “CEMEX”.

f) The execution of this instrument and compliance of the obligations hereof, do not and will not result in any breach of any contract, agreement, instrument or any other contractual obligation or of any other nature, to which “CEMEX” is a party or pursuant to which “CEMEX” is bound.

g) There are no pending actions, trials, proceedings or investigations, or the knowledge of “CEMEX”, threatening “CEMEX”, by or before any court or governmental authority in respect of, or relating to, “CEMEX” or any of its property which could impair the validity of this instrument or the obligations hereof.

h) There are no unperformed judgments or pending orders, decrees or labor awards rendered against “CEMEX” or against any of its property which could impair the validity of this instrument or the obligations hereof.

IV.- The “MORTGAGOR” hereby declares through its agents and under oath that:

a) It is a sociedad anonima de capital variable (variable capital corporation), duly organized and existing pursuant to the laws of the United States of Mexico.

b) It has obtained all required authorizations and permits (corporate and otherwise) to approve the execution of this instrument and the transactions contemplated herein do not breach its current by-laws.

c) The agents of MORTGAGOR herein have the required authority to execute this instrument on behalf of the “MORTGAGOR” and to bind their constituent under the terms of this instrument, and such authority has not been revoked as of the date hereof.

d) The execution of this instrument and compliance of the obligations hereof, do not and will not result in any violation to any law, regulation, decree, ordinance or other legal provisions issued by any power or authority, to the extent applicable to the “MORTGAGOR”.

e) The execution of this instrument and compliance of the obligations hereof, do not and will not result in any breach of any contract, agreement, instrument or any other contractual obligation or of any other nature, to which the “MORTGAGOR” is a party or pursuant to which the “MORTGAGOR” is bound.

f) There are no pending actions, trials, proceedings or investigations, or the knowledge of the “MORTGAGOR”, threatening the “MORTGAGOR”, by or before any court or governmental authority in respect of, or relating to, the “MORTGAGOR” or any of its property which could impair the validity of this instrument or the obligations hereof.

g) There are no unperformed judgments or pending orders, decrees or labor awards rendered against the “MORTGAGOR” or against any of its property which could impair the validity of this instrument or the obligations hereof.

Non-Official Translation.

Simple Loan Agreement.

Public instrument number 116,381.

Page 17 ..

h) It desires to enter into this agreement in order to collateralize the obligations of its subsidiary, “CEMEX”, hereunder and under the terms of that certain Revolving Loan Agreement, for the benefit of “BANCO NACIONAL DE OBRAS Y SERVICIOS PUBLICOS”, SOCIEDAD NACIONAL DE CREDITO, INSTITUCION DE BANCA DE DESARROLLO; by creating an industrial mortgage and civil mortgage [as collateral] upon all of the material elements, real and personal property engaged in the exploitation of its business, considered as a unit (hereinafter, including the real property, referred to as the “Assets”).

i) It is the only and legal owner and/or holder of the Assets described in the above roman numerals one, nine, thirteen and sixteen of the preamble of this instrument.

j) The “MORTGAGOR” is up to date in the payment of real property taxes, water, electric power and telephone utility services, and of other applicable taxes, duties and utility services in connection with the Assets. Upon the occurrence [or receipt of] any forewarnings, requirements and/or any attachments in connection with such obligations, the “MORTGAGOR” shall provide written notice thereof to “BANOBRAS”, within five days following the date the “MORTGATOR” became aware of such event.

k) It is willing to create and grant and industrial and civil mortgage upon the Assets and upon its business considered as a whole, inclusive of the Real Property described in the various sections of the preamble of this instrument, with the limitations and up to the amount set forth hereunder, collectively referred to as the COLLATERAL, consistent with the terms set forth in the chapters II) and III) of this instrument.

l) The Assets are free and clear of any and all liens (whether statutory or otherwise), charge, domain limitation, preemptive right or claim by taxes or any other duties; except for the security interest created for the benefit of BANOBRAS and deriving from that certain Revolving Loan Agreement referred to in the preamble of this instrument.

NOW, THEREFORE, In view of the above, the parties hereto agree to the following:

CLAUSES

FIRST. MAKING OF THE SIMPLE LOAN. “BANOBRAS” hereby advances to the BORROWER a revolving loan, and makes available to the BORROWER an amount of up to $1,174,700,000.00 (ONE THOUSAND ONE HUNDRED AND SEVENTY-FOUR MILLION AND SEVEN HUNDRED THOUSAND PESOS 00/100, MEXICAN CURRENCY), -and hereinafter referred to as the LOAN-.

Except to the extent indicated to the contrary in the seventh clause hereof, [the LOAN] does not include the other commissions or the Value Added Tax (hereinafter referred to as the “VAT”), or the interest set forth hereunder.

The LOAN shall be divided into two tranches, pursuant to the following:

TRANCHE “A”: for up to the amount of $774,986,840.00 (SEVEN HUNDRED AND SEVENTY-FOUR MILLION NINE HUNDRED AND EIGHTY-SIX THOUSAND EIGHT HUNDRED AND FORTY PESOS 00/100, MEXICAN CURRENCY).

TRANCHE “B”: for up to the balance resulting between the maximum amount of $1,174,700,000.00 (ONE THOUSAND ONE HUNDRED AND SEVENTY-FOUR MILLION AND SEVEN HUNDRED THOUSAND PESOS 00/100, MEXICAN CURRENCY), and the outstanding balance of the TRANCHE “A”, upon deducting the funds withdrawn from under the TRANCHE “B”.

Non-Official Translation.

Simple Loan Agreement.

Public instrument number 116,381.

Page 18 ..

The available amount of the TRANCHE “A” LOAN shall be subject to, among other matters, the collateral referred to in the third clause below, maintain a ratio of one point twenty-five to one, in respect of the unpaid balance of such Tranche and the outstanding balance of the TRANCHE “A” of the Revolving Loan Agreement.

SECOND. USE OF PROCEEDS. The BORROWER shall deliver the funds of the LOAN over to “CEMEX” for the latter to comply on a timely basis, with its obligations under the CONSTRUCTION CONTRACT. In light of the foregoing, the funds of the LOAN shall be used for the following matters:

TRANCHE “A”:

I. To finance working capital required for commencement and/or continuation of execution of the CONSTRUCTION CONTRACT.

II. For payment of commitment fees and financial engineering fees referred to in the seventh clause hereunder and the relevant VAT accruing thereof.

TRANCHE “B”:

I. To refinance of up to an eighty percent of the construction work which is concluded but unpaid ensuing from the CONSTRUCTION CONTRACT, as substantiated with the NOTES.

II. For payment of commitment fees and withdrawal fees referred to in the seventh clause hereunder and the relevant VAT accruing thereof.

III. For payment of principal and interests of the TRANCHE “A”, consistent with the payment schedule as contemplated for such Tranche in the sixth clause below.

THIRD. CONDITIONS PRECEDENT. In order for the BORROWER to make the first withdrawal on the account of the LOAN, the following conditions precedent shall have been previously complied with or satisfied to the satisfaction of “BANOBRAS”:

1.	That one hundred percent of the right and interest to all collection ensuing from the CONSTRUCTION CONTRACT, which are not committed for and which remain unused shall have been contributed into the Trust corpus.

2.	That the Tijuana Trust shall have been formed by the MUNICIPALITY and that its right and interest to Federal participations, to the extent not already committed for, shall have been contributed into its corpus, and that the BORROWER shall have been appointed as the First Beneficiary as the holder of the NOTES, whenever these may be issued.

3.	Only as to the TRANCHE “B” of the LOAN, that an interest rate hedge shall have been secured or otherwise, engage the amount of the LOAN relating to such TRANCHE “B”, at a nominal fixed rate equal or lesser to, and form the same period, as provided for in the NOTES, at the option of the BORROWER.

4.

A recent report from the credit bureau relating to “CEMEX” and its shareholders shall have been delivered [to “BANOBRAS”], and that it does not imply the creation of further preventive reserves. If the

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report should reveal the incurring of a higher risk compared to the risk degree declared upon the approval of the LOAN by the internal decision committee of BANOBRAS, a new approval of these shall be required.

5.	Evidence shall have been delivered, as to the filing of the first charter of this instrument with the relevant office of the Public Registry of Property and Commerce.

6.	A copy of an insurance policy relating to insurable assets comprising the COLLATERAL shall have been delivered to “BANOBRAS”, including evidence of payment thereof. Such insurance policy shall appoint “BANOBRAS” as the preferential beneficiary or, as applicable, an endorsement shall be issued in favor of “BANOBRAS” as the preferential beneficiary.

FOURTH. WITHDRAWALS. Upon satisfaction or completion of the conditions precedent referred to in the above third clause, the BORROWER may carry out multiple withdrawals of the LOAN, subject to the following:

Withdrawals of the TRANCHE “A” [LOAN]:

First withdrawal period.

The BORROWER shall make the first withdrawal on the account of the LOAN, in connection with the TRANCHE “A”, in a period not to exceed thirty calendar days, from and after compliance or satisfaction of the conditions precedent.

If the BORROWER should fail to make the first withdrawal of the TRANCHE “A” within the foregoing referred time period, “BANOBRAS” may extend the same, provided that, “BANOBRAS” receives a written request to that end from the authorized agent of the BORROWER, and [“BANOBRAS”] approves the same with due anticipation prior to the expiration of the relevant period. Notwithstanding the foregoing, “BANOBRAS” hereby reserves the right to cancel any extension so approved, at any time, by means of written notice thereof to the BORROWER.

The BORROWER may withdraw the TRANCHE “A”, within a time period of sixty calendar days following the commencement date of the withdrawal period or until such time it has fully withdrawn the amount of the same, whichever is first.

The determination of the amount of the LOAN to be withdrawn shall me made by “BANOBRAS” and notified accordingly by “BANOBRAS” in writing to the BORROWER, according to the provisions of the last paragraph of the first clause.

During each withdrawal period, interest accrued and outstanding may be capitalized, according to the terms set forth in the fifth clause below.

Withdrawals of the TRANCHE “B” [LOAN]:

The BORROWER shall be entitled to withdraw on the account of the TRANCHE “B” [LOAN], within a period of twenty-four months after the first withdrawal and with the same frequency as the MUNICIPALITY should issue the NOTES.

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The above is on the understanding that the withdrawal amount on the account of each NOTE shall be for up to eighty percent of the present value of the proceeds represented by such NOTE, discounted at the interest rate applicable to the TRANCHE “B”, under the terms of the fifth clause below.

FIFTH. INTERESTS. The BORROWER shall pay interests to “BANOBRAS” on a monthly basis, effective as of the date the first withdrawal of the LOAN is made, and until repayment is made in full, at a rate equal to TIIE quoted at 28 (twenty-eight) days, plus four percentage points, and applied over the balance of the TRANCHE “A” and TRANCHE “B”. In regards to the TRANCHE “B”, the margin may be amended as per the rating of at least one rating agency authorized by the competent authority, to which the trust number 140887-7 (one, four, zero, eight, eight, seven, dash, seven), and formed by the MUNICIPALITY is assigned over (a copy of such trust agreement is attached to the appendix of this instrument under the letter “    ”). CEMEX CONCRETOS shall provide a copy of such rating to BANOBRAS on a semiannual basis or whenever there is any amendment.

The margin to be applied to the TRANCHE “B” of the LOAN shall be as per the terms of the following schedule:

Loan Rating	Interest Rate (base points over TIIE)

AAA	three hundred and fifty base points
AA+	three hundred and seventy base points
AA	three hundred and seventy-five base points
AA-	four hundred base points
A+	four hundred and thirty-five base points
A	four hundred and thirty-nine base points
A-	four hundred and sixty-two base points
BBB+	four hundred and sixty-six base points
BBB	four hundred and seventy-six base points
BBB-	four hundred and eighty-seven base points
BB+	four hundred and ninety-nine base points
BB	five hundred and twelve base points
BB-	five hundred and twenty-five base points
B+	five hundred and ninety base points
B	five hundred and ninety base points
B-	five hundred and ninety base points
CCC	five hundred and ninety base points
CC	six hundred and eighty-eight base points
C	eight hundred and forty base points
D	one thousand and forty-five base points
E	one thousand two hundred and thirty-six base points
Not rated	five hundred and twenty-five base points

For the purposes hereof, the following definitions shall apply:

A)	INTEREST PERIOD. [Shall mean] the period to determine interest accruing upon the outstanding balance of the LOAN, which is to commence the day in which the first withdrawal of the LOAN is made, and which shall conclude the same day of the next month. Subsequent interest periods shall commence and conclude pursuant to the same procedure, in other words, they shall commence the same day on which the immediately prior period ends, and shall conclude the same day of the following month.

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Payment of interest relating to any period shall be made precisely on the expiration date of such period.

Whenever an interest period should conclude on a day which is not a banking business day, payment shall be extended to the immediately following business banking day, and the relevant extension shall be considered to compute the relevant interest.

Notwithstanding the above, there shall be irregular interest periods in the calculation of interest whenever the BORROWER should receive funds on a date which is not an interest payment date. In this case accrued interest be calculated by the actual number of days elapsed between the expiration date of the immediately prior interest period and the date in which “BANOBRAS” should provide written notice to the BORROWER as to the amount payable on the account of interest and principal and then payment by the BORROWER is made accordingly.

B)	TIIE. As to a relevant interest period, [shall mean] the Interbanking Balance Interest Rate (Tasa de Interes Interbancaria de Equilibrio) quoted at 28 (twenty-eight) days, as announced by the Banco de Mexico in the Federal Official Gazette, as is in force one business day prior to the commencement of each INTEREST PERIOD. The TIIE shall be reviewed on a monthly basis. If the above rate should be modified or otherwise ceases to exist, the relevant calculation shall be made according with the rate or rates that should replace it, and in the absence of any rate, according with such rate as determined by the Ministry of Finance (Secretaria de Hacienda y Credito Publico) from time to time.

C)	BANKING BUSINESS DAY. [Shall mean] the days on which Mexican banking institutions are not authorized to close operations to the general public, and cease business pursuant to the resolutions issued by the National Banking and Securities Commission (Comision Nacional Bancaria de Valores).

Interest rate shall be expressed annually and shall be calculated dividing the applicable interest rate between three hundred and sixty days, and the result obtained multiplied by the actual number of days elapsed during the period in which interest accrue with the applicable interest rate, and the result thereof shall be applied to the outstanding balance of the LOAN.

Upon the default of the BORROWER to repay the LOAN as it becomes due consistent with the terms of the following clause, the BORROWER shall pay “BANOBRAS” late interest at a rate equal to the regular interest rate referred to in this clause as it may be in force on the date payment was due, times 1.5 (one point five). Late interest shall be computed over the outstanding balance of principal, and determined on a quarterly basis or fraction thereof, as of the date the same became due until repayment in full.

All payments of interest to be made by the BORROWER to the trustee of the TRUST, for the benefit of “BANOBRAS”, shall be made on their relevant due dates as provided for in the eleventh clause below, without the need of prior demand from “BANOBRAS”.

The BORROWER and CEMEX agree that if the BORROWER should lack funds to tender payment of the monthly interests, then “CEMEX” will contribute funds into the Trust corpus as it may be necessary to pay interest on the specified dates.

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SIXTH.- REPAYMENT. The BORROWER agrees to repay the outstanding balance of the LOAN to “BANOBRAS”, together with interest referred to in the preceding clause, according to the following procedure:

Repayment of the TRANCHE “A”.

Upon expiration of the withdrawal period on the account of the TRANCHE “A” LOAN, repayments on the account of the LOAN shall be made on each occasion the BORROWER should receive funds from the MUNICIPALITY deriving from the NOTES or deriving from refinancing of the NOTES, excluding VAT, and thus, repayment of the LOAN, as to the TRANCHE “A”, shall be completed with payment of the last NOTE or the refinancing thereof. The foregoing is on the understanding that the maximum term to repay the LOAN shall not exceed of five years computed as of the first withdrawal.

The logistic to calculate amortization payments on the LOAN, in regards to the TRANCHE “A” of the LOAN, shall be determined upon expiration of the withdrawal period, with a repayment quotient calculated as follows (a repayment quotient is equal to the result of dividing the outstanding balance of the TRANCHE “A” between the amount represented by the construction work pending completion, payment of which is pending by the MUNICIPALITY, and excluding the relevant VAT), to be applied to the balance of the TRANCHE “A” according to the following formula:

FA= S / OPE (Fat equals St divided by OPE)

Where:

Fa= Repayment quotient during the period.

S= Outstanding balance of the TRANCHE “A” at the end of each withdrawal period during the period.

OPEt= Amount of the construction work pending completion and amount of the work completed but pending payment from the MUNICIPALITY, and excluding VAT.

The BORROWER acknowledges that repayment of the LOAN is not to be suspended or interrupted, and that repayments of principal shall be made on their relevant due dates, according to the terms of this instrument.

To determine the amount of each installment of repayment the BORROWER is required to make to “BANOBRAS”, prior written notice made by the BORROWER to “BANOBRAS” as to the amounts of each of the NOTES received, the quotient (Fa) referred to in the preceding paragraph, shall be multiplied by the nominal value of each NOTE, whether refinanced, discounted considering their original nominal value or otherwise, the amount of the payment thereof if the event of an amortization, consistent with the following formula:

Amt (sic)= (FA X ME)

Where:

Am= Amount of the repayment installment.

FA= Repayment quotient.

ME= Nominal value of each of the NOTES whether refinanced, discounted considering their original nominal value or otherwise, the amount of the payment thereof if the event of an amortization.

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Upon making the calculation of the amount of the repayment installment, “BANOBRAS” shall provide written notice to the BORROWER the amount of the same.

The BORROWER shall tender the relevant repayment on the next business day following receipt of payment of the relevant note amortization.

If the value of the collection interest on the account of the CONSTRUCTION CONTRACT should vary for any reason, “BANOBRAS” may adjust the repayment quotient (FA) accordingly.

Upon the event of a rescission or early termination of the CONSTRUCTION CONTRACT, the settlement amount tendered by the relevant contracting party shall be allocated, to its fullest extent, to repay the outstanding balance of the LOAN on record as of such date, and if such proceeds should prove to be insufficient to pay the outstanding balance of the LOAN, then “CEMEX” agrees to contribute additional funds to the BORROWER.

“CEMEX” hereby agrees that if payment has not been received in full on the account of the CONSTRUCTION CONTRACT within a period of FIVE MONTHS following completion of the relevant construction works contemplated therein, “CEMEX” agrees to contribute the required funds to the BORROWER that will allow the latter to tender the relevant payment, unless:

i) There should be a document in writing substantiating the extension of the term to complete the construction works subject matter of the CONSTRUCTION CONTRACT; or

ii) The CONSTRUCTION CONTRACT should provide for a payment schedule which exceeds the construction schedule of the work, in which case, the repayment schedule [of the LOAN] shall be determined by the payment profile of the NOTES.

Repayment of the TRANCHE “B”.

Installments of repayment shall be made on each occasion the BORROWER should receive payments ensuing from the NOTES, and these proceeds shall be applied towards repayment of the outstanding balance of the TRANCHE “B”, in the same percentage as determined upon the relevant withdrawal on the account of said NOTES, or consistent with the payment schedule contemplated in the NOTES, as applicable. Any excess proceeds shall be applied consistent with the terms of the Trust.

SEVENTH. COMMISSION FEES. The BORROWER hereby agrees to pay to “BANOBRAS”, upon the occurrence of each withdrawal of the LOAN, and to be paid from proceeds of the LOAN, whether from the TRANCHE “A” [LOAN] or the TRANCHE “B” [LOAN], and [calculated] upon the amount of the relevant withdrawal, the following commission fees:

Commission fees on the TRANCHE “A” [LOAN].

I. An opening credit line fee equal to one per cent, plus VAT, calculated upon the amount of the relevant withdrawal, payable upon the making of any withdrawal and from funds of the TRANCHE “A” LOAN.

II. For financial engineering a commission fee equal to one percent, plus VAT, calculated upon the amount of the relevant withdrawal, payable upon the making of any withdrawal and from funds of the TRANCHE “A” LOAN.

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Commission fees on the TRANCHE “B” [LOAN].

I. An opening credit line fee equal to one per cent, plus VAT, calculated upon the amount of the relevant withdrawal which is not used for repayment of the TRANCHE “A”, payable from funds of the TRANCHE “B” LOAN.

The BORROWER hereby irrevocably instructs “BANOBRAS” to pay the above referred commission fees from the proceeds of the LOAN, on the dates such commissions should become payable, and to this end, “BANOBRAS” is hereby authorized to make the relevant accounting entries.

To that end, the BORROWER expressly agrees and acknowledges that all withdrawals made on the account of the LOAN as per the terms noted above, shall be deemed made for the relevant amounts and that in virtue of the foregoing, the provisions of this clause shall not be contested in the future.

EIGHT. PREPAYMENTS. The BORROWER shall be entitled to make prepayments on the account of the LOAN, in part or in whole, with proceeds different from the funds of the LOAN, without penalty or premium, except for breaking costs for the hedge secured, in which case, the relevant costs shall become payable by the BORROWER. If the hedge is secured from BANOBRAS, then the breaking costs shall become payable consistent with the terms of the ninth clause below.

Prepayments may be tendered by means of two business day prior written notice to “BANOBRAS”, provided that accrued and outstanding interests up to the prepayment date are paid as well.

Prepayments shall be applied on their relevant due dates, to the last repayment installment, in decreasing order, thus reducing the repayment term and the outstanding balance of the LOAN.

If the BORROWER should make any prepayments on the account of the TRANCHE “B”, such prepayments shall be tendered on the payment date contemplated for the LOAN and the amount of the same shall be the exact number of amortizations of principal to be prepaid.

NINTH. BREAKING COSTS. If any prepayment of the loan (total or partial) should produce a fund breaking relating to the hedge secured for such purposes, these breaking costs ensuing from the imbalance of making a prepayment of the entirety or a portion of the outstanding balance of the LOAN, in the original hedge schedule for the relevant withdrawal, as determined by BANOBRAS and advised to the BORROWER the banking business day following any prepayment made, shall be borne by the BORROWER, together with any VAT accruing thereon. “CEMEX” shall be required to contribute additional funds into the Trust corpus for the foregoing purposes.

The BORROWER agrees that the above referred loss or cost shall be determined by BANOBRAS, who shall rely on formulas and valuation methods for financial derivatives and/or fixed rate loans and/or variable rate loans, as used in the ordinary course of its business, provided that any such formulas or methods are consistent and acceptable in the national financial market.

For the above purposes, BANOBRAS shall advise the BORROWER in addition to the amount of any such braking costs, the procedures and calculations used to determine the same.

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Public instrument number 116,381.

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TENTH. PAYMENT SOURCE. The following shall be deemed as the payment source of the LOAN:

I. One hundred percent of [“CEMEX’s”] right and interest to the collection of the CONSTRUCTION CONTRACT, to the extent not committed and not withdrawn as of the date of execution hereof and/or their contribution thereof to the Trust.

II. Other income contributed by “CEMEX” to the Trust to repay principal and interests on their due dates, in the event the Borrower should lack funds from the TRANCHE “A”, and for the payment of interests accruing on the TRANCHE “B”.

If the MUNICIPALITY should pay funds on the account of the CONSTRUCTION CONTRACT in a [bank] account other than the Trust account, “CEMEX” agrees to immediately contribute such funds into the Trust corpus and the BORROWER in turn, agrees to tender the same over to “BANOBRAS” immediately upon receipt.

ELEVENTH. PLACE OF PAYMENT. The Borrower agrees to tender payment of all of the obligations herein acquired with “BANOBRAS”, before 14:00 (fourteen) hours, central time, on the dates payments are due, in any branch office of Banco Nacional de Mexico, S.A., Grupo Financiero Banamex (BANAMEX), with any payment means, to the checking account number 571549 (five, seven, one, five, four, nine), branch office number 870 (eight, seven, zero), location 001 (zero, zero, one), or by means of interbanking payment from any other bank, using the Standardized Banking Code (CLABE) number 002 180 0870 0571549 3 (zero, zero, two, one, eight, zero, zero, eight, seven, zero, zero, five, seven, one, five, four, nine, three), under the name of “BANOBRAS”, S.N.C., recovery of receivables from the public and private sector.

The Borrower agrees to tender all payments required to be made herein on the account of the LOAN, before the above stated time, using the code number which identifies the LOAN. The code number which identifies the LOAN shall be supplied to the Borrower in the printed account statements referred to in the eighteenth clause below.

All payments tendered after the above referred time shall be deemed made the next business banking day and this extension shall be computed for the purposes of calculating interests.

“BANOBRAS” reserves the right to change the place and/or form of payment by means of 15 (fifteen) calendar day prior written notice to the BORROWER.

Payments received by “BANOBRAS” in any other place shall not be construed as a new agreement as to the payment place herein agreed. For the purposes of article 2220 (two thousand two hundred and twenty) of the Federal Civil Code, the foregoing provision shall be deemed an express reserve for all relevant purposes.

TWELFTH. PRIORITY OF PAYMENTS. All payments tendered to “BANOBRAS” by the BORROWER, consistent with the purposes stated in the Trust, and from proceeds of the Trust corpus, shall be applied to in the following fashion:

I. Collection expenses incurred by “BANOBRAS”, including attorney fees.

II. Any outstanding commission fees.

III. Late interest fees accruing on the LOAN.

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IV. Accrued and outstanding interests of the LOAN.

V. Principal which may be outstanding, starting from the oldest installment to the newest.

VI. Accrued interests from the relevant withdrawal period.

VII. Repayment of the LOAN of the relevant period.

VIII. Any balance thereof shall be tendered over to “CEMEX”.

THIRTEENTH. MISCELLANEOUS OBLIGATIONS. During the term of the LOAN, the following covenants shall apply:

On behalf of “CEMEX”:

I. To provide monthly written notice, as to the progress of construction work, with detail of the work completed and paid for, including work performed pending payment, and work pending completion, in connection with the CONSTRUCTION CONTRACT.

II. To maintain an insurance policy covering the property comprising the COLLATERAL. Such insurance policy shall name “BANOBRAS” as the preferred beneficiary or, to the extent applicable, an endorsement naming “BANOBRAS” as the preferred beneficiary shall be obtained.

III. Provide its financial statements on a yearly basis, as audited by an independent auditor, within the first one hundred and eighty days as of the following fiscal year. Furthermore, it shall supply its records and/or internal financial statements whenever “BANOBRAS” should required the same in writing, no later than sixty days following the closing of the relevant fiscal year.

IV. It shall not engage in any indebtedness, including any obligations for borrowed money, bonds, loans, deferred payment obligations, services or property, financial leases and third party obligations where “CEMEX” should be a guarantor, or generally, enter into financial transactions which may deviate from its ordinary course of business and which may have the effect of defaulting on its payment obligations hereunder.

V. Advise “BANOBRAS” as to the existence of any suit or proceeding asserted against “CEMEX”, and of any situation which may compromise the execution of the CONSTRUCTION CONTRACT, which may have the ability of impairing its payment condition.

VI. Provide immediate written notice to “BANOBRAS” upon gaining knowledge of the occurrence or the existence of any situation which might lead to an event of default under the CONSTRUCTION CONTRACT.

Any of the above referred covenants which fail to state a time period for performance, shall be notified or substantiated to “BANOBRAS” in writing, no later than fifteen business days after occurrence of the same.

On behalf of the BORROWER:

I. It shall not engage in any indebtedness, including any obligations for borrowed money, bonds, loans, deferred payment obligations, services or property, financial leases and third party obligations where the

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Borrower should be a guarantor, or generally, enter into financial transactions which may deviate from its ordinary course of business and which may have the effect of defaulting on its payment obligations hereunder.

Any of the above referred covenants which fail to state a time period for performance, shall be notified or substantiated to “BANOBRAS” in writing, no later than fifteen business days after occurrence of the same.

FOURTEENTH. EARLY TERMINATION. “BANOBRAS” shall be entitled to declare acceleration of any of the time periods specified herein and shall demand for immediate payment of any outstanding amounts on the account of principal, accrued interest and late interest and of any other financial expenses, upon the occurrence of any default or breach to the obligations herein of “CEMEX” and the BORROWER, and of “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, as MORTGAGOR, including but not limited to occurrence of the following events:

i) If the BORROWER should fail to tender timely payment of two or more installments of principal or interest.

ii) If the proceeds of the LOAN are used for a purpose different from the purposes required by the CONSTRUCTION CONTRACTS, and allocating funds for other purposes.

iii) If the BORROWER fails to provide the information addressed in the preceding clause.

iv) If a proceeding seeking administrative termination of the CONSTRUCTION CONTRACT shall have been instituted.

v) If “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE should transfer or encumber any of the property comprising the COLLATERAL.

vi) If any other breach or default to the terms of this agreement should occur.

If breach or default ensues from force majeure then “BANOBRAS” shall provide written notice to the BORROWER, to “CEMEX” and to “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, of the early termination with detail of the grounds giving rise to such early termination, and these two parties shall then have a term of fifteen calendar days to make any statements they should deem appropriate in connection thereof and cure the unremedied obligation. If upon the expiration of such term the obligation has not been cured or otherwise, the parties have not reached an agreement with “BANOBRAS” to settle the same, then the early termination of the LOAN shall render effective the next business day and all amounts hereunder shall mature.

FIFTEENTH. RESTRICTION OF THE LOAN. The BORROWER and “BANOBRAS” hereby agree that, consistent with the provisions of article two hundred and ninety-four of the General Law of Negotiable Documents and Lending Transactions, “BANOBRAS” hereby reserves the right to reduce the amount of the LOAN at any time, including the withdrawal periods available to the BORROWER to dispose of the same, by means of ten calendar days prior written notice to the BORROWER.

SIXTEENTH. INFORMATION FROM THE CREDIT BUREAU. In order to comply with the terms of the Fair Credit Reporting Act (Ley para Regular las Sociedades de Informacion Crediticia), “CEMEX” and its shareholders have supplied to “BANOBRAS”, prior to the date hereof, a letter duly signed by the authorized agents of the same, authorizing “BANOBRAS” to do periodic checks with credit reporting agencies relating to their credit history, and authorizing “BANOBRAS” to supply credit information relating to “CEMEX” and its shareholder to such credit reporting agencies, in connection with the LOAN.

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“CEMEX” acknowledges having read and understood the implications of the reports issued by the credit reporting agencies, as to the information contained in their data bases, and that failure to comply, in whole or in part, with its payment obligations shall be accounted for with the relevant warning codes in the credit reports which might adversely affect their credit rating. If there should be any controversy arising out of information obtained from the data base of any credit reporting agency, such controversy shall be settled by mediation held before the National Commission for Protection and Defense of Credit Consumers (Comision Nacional de Proteccion y Defensa de los Usuarios de Servicios Financieros).

SEVENTEENTH. MAXIMUM TERM OF THE LOAN. The term of the LOAN is for up to two hundred and forty months computed as of the date of the first withdrawal. The foregoing shall apply, provided, however, that the maximum term to repay the Tranche A shall not exceed of sixty months computed as of the date of the first withdrawal. Notwithstanding any termination hereof, the LOAN agreement contained herein shall render effective among the parties until each and all of the obligations hereunder have been complied with.

EIGHTEENTH. ACCOUNT STATEMENTS. “BANOBRAS” shall provide monthly account statements to the BORROWER, which statements shall contain a description of the withdrawals made, repayment installments, interest accrued and outstanding balance, and the BORROWER shall have a term of twenty days upon receipt thereof to make any observations it may have in connection thereto. In the absence of any such observations, the account statements shall be deemed as accepted by the BORROWER in all of its terms according with the applicable law.

SECOND CHAPTER

GRANTING OF THE CIVIL MORTGAGE

NINETEENTH. CREATION OF THE CIVIL MORTGAGE. As security interest of (i) payment in full when due of principal and interests of the LOAN advanced by “BANOBRAS” to “CEMEX” under the terms of the loan agreement contained in the first chapter of the foregoing instrument, (ii) timely compliance by “CEMEX” and the BORROWER of their obligations hereunder, and (iii) payment of all commission fees, costs and expenses associated with or incurred by “BANOBRAS” in the making of the loan, the creation of the mortgage contemplated herein and of any foreclosure efforts (hereinafter, the matters referred to in the preceding numerals shall be referred to as the “SECURED OBLIGATIONS”); the MORTGAGOR, in accordance with the terms of article two thousand nine hundred and twenty of the Federal Civil Code, and its mirror provisions of the Civil Code for the State of Sonora, does hereby create and grant a SECOND priority civil mortgage (the “CIVIL MORTGAGE”) upon the Assets, for the benefit of “BANOBRAS”, which MORTGAGE includes and shall be extensive to the real property, the premises and constructions attached thereto, and other property, present or future, which should be included thereto by statute. The CIVIL MORTGAGE covers all of the surface and constructions of the real property, with the surface, metes and bounds noted in the preamble of this instrument, all of which is hereby deemed reproduced as if literally inserted hereto. The CIVIL MORTGAGE shall be made extensive to all natural fixtures and appurtenances of the real property, to all improvements made thereto by the MORTGAGOR, to all personal property permanently affixed to the real property which may not be removed without damage to the same, to all new buildings erected upon the real property by the MORTGAGOR and to new floors erected upon the referred real property, to all yields produced by the real property before the MORGAGEE should enforce any of the SECURED OBLIGATIONS, and generally, to all other property which as a matter of fact and as a matter of

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law should be incorporated thereto, with no reserve or limitation of any kind whatsoever, consistent with the terms of articles two thousand eight hundred and ninety-six and two thousand eight hundred and ninety-seven of the Federal Civil Code and the mirror provisions thereof of the Civil Code for the State of Sonora.

The mortgage contemplated herein shall secure past due interests, even if these should exceed of the term of three years, for all the time until the statute of limitations elapses, a situation which the Public Registries of Property are hereby required to take due note of.

Solely for filing purposes with the Public Registry of Property, following are the values required for releasing the lien:

a) With regards to the real property identified in roman numeral one of the preamble of this instrument, the amount of ONE THOUSAND AND EIGHTY-ONE MILLION SIX HUNDRED AND SIXTY-THREE THOUSAND SEVEN HUNDRED AND SIXTY PESOS, MEXICAN CURRENCY;

b) With regards to the real property identified in roman numeral five of the preamble of this instrument, the amount of ONE MILLION FIVE HUNDRED AND TWENTY-SEVEN THOUSAND ONE HUNDRED AND TEN PESOS, MEXICAN CURRENCY;

c) With regards to the real property identified in roman numeral eight of the preamble of this instrument, the amount of TWO HUNDRED AND THIRTY-FOUR THOUSAND NINE HUNDRED AND FORTY PESOS, MEXICAN CURRENCY;

d) With regards to the real property identified in roman numeral ten of the preamble of this instrument, the amount of NINE HUNDRED AND ONE MILLION TWO HUNDRED AND SEVENTY-FOUR THOUSAND ONE HUNDRED AND NINETY PESOS, MEXICAN CURRENCY.

THIRD CHAPTER

GRANTING OF THE INDUSTRIAL MORTGAGE

TWENTIETH. CREATION OF THE INDUSTRIAL MORTGAGE. As security interest of the SECURED OBLIGATIONS referred to in the first paragraph of the nineteenth clause above, the MORTGAGOR, in accordance with the terms of article sixty-seven of the Law of Baking Institutions, does hereby grant and create a SECOND priority mortgage upon the industrial unit in operation, which includes and shall be extensive to all real property, machinery and equipment described in the document attached to the appendix of this instrument under the letters “M one” and “M two”, and any other assets now or hereinafter engaged to the operation of the El Yaqui Plant, considered as a whole, for the benefit of “BANOBRAS” as MORTGAGEE and secured party.

Both, MORTGAGOR and MORTGAGEE do hereby expressly agree that the following items shall be excluded from the industrial mortgage granted herein: cash available in the treasury from the ordinary course of the operation, inventory and receivables generated from the operations, all of which shall remain for the benefit of the MORTGAGEE. This mortgage shall be made extensive to all natural fixtures and appurtenances of the mortgaged real property, to all improvements made thereto by the MORTGAGOR, to all personal property permanently affixed to the mortgaged real property which may not be removed without damage to the same, to all new buildings erected upon the mortgaged real property by the MORTGAGOR and to new floors erected upon the referred mortgaged real property, to all yields produced by the mortgaged

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Simple Loan Agreement.

Public instrument number 116,381.

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real property, expressly excluding any cash flows obtained in the ordinary course of business of the operation of the El Yaqui Plant, provided that these proceeds have been obtained before the MORGAGEE should enforce any of the SECURED OBLIGATIONS, and generally, to all other property which as a matter of fact and as a matter of law should be incorporated thereto, with no reserve or limitation of any kind whatsoever, consistent with the terms of articles two thousand eight hundred and ninety-six and two thousand eight hundred and ninety-seven of the Federal Civil Code and the mirror provisions thereof of the Civil Code for the State of Sonora.

The mortgage contemplated herein shall secure past due interests, even if these should exceed of the term of three years, for all the time until the statute of limitations elapses, a situation which the Public Registries of Property are hereby required to take due note of.

FOURTH CHAPTER

COMMON PROVISIONS APPLICABLE TO ALL OF THE PRIOR CHAPTERS

TWENTY-FIRST. DOMICILES. All notices, communications and correspondence among the parties in connection with this instrument shall be made in writing, and shall be deemed validly made if delivered personally or transmitted by facsimile duly confirmed and acknowledged receipt by facsimile or registered mail to the following domiciles:

If to BANOBRAS AND/OR THE MORTGAGEE:

Avenida Javier Barros Sierra number five hundred and fifteen, fourth floor,

Colonia Lomas de Santa Fe,

Delegacion Alvaro Obregon,

Zip code zero, one, two, one nine, Mexico City, Federal District.

Telephone: 5270 1501

Fax: 5270 1200

If to the BORROWER:

Calzada del Valle number three hundred and fifty Oriente, first floor,

Colonia del Valle,

Zip code six, six, two, two, zero, San Pedro Garza Garcia, Nuevo Leon.

If to “CEMEX” and/or the MORTGAGOR:

Avenida Constitucion number four hundred and forty-four, Poniente,

Colonia Centro,

Zip code six, four, zero, zero, zero, Monterrey, Nuevo Leon.

Telephone: 81 8328 3000

Fax: 81 8328 3549

Any change of domicile shall be notified by means of 30 (thirty) days prior written notice to the other party. Absent any notice, all notices and communications shall be valid if made to the domiciles stated herein.

TWENTY-SECOND. HEADINGS. Headings contained in the various clauses of this instrument have been incorporated for convenience of reference only and thus, shall not be used to define or otherwise constraint the contents of such clauses. For interpretation purposes, each clause shall be interpreted consistent with the contents thereof and not by reference to its heading.

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Public instrument number 116,381.

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TWENTY-THIRD. ASSIGNMENT. By means of written notice to the BORROWER and to the MORTGAGOR immediately after occurrence, “BANOBRAS” may, at any point in time, assign or transfer, in whole or part, its right and interest into this instrument to any other Mexican banking institution. [Upon the assignment] the assignee shall be deemed as lender and mortgagee for the purposes of the contracts formalized herein, in a percentage equal to the interest assigned to such banking institution as per the terms of the relevant assignment agreement.

Any such assignment shall not be deemed or construed as a novation whatsoever as to the rights and obligations hereunder.

Neither the BORROWER nor the MORTGAGOR shall be entitled to assign any of their right and interest into, or delegate any of their obligations, hereunder, without the prior written approval of “BANOBRAS”.

TWENTY-FOURTH. AMENDMENTS AND WAIVERS. Any amendment to this instrument shall be valid only if made by means of amendment in writing executed by “BANOBRAS” and the BORROWER, with the involvement of CEMEX, who may not unreasonably refuse to do so.

TWENTY-FIFTH. EXPENSES. All taxes, expenses, government duties and fees incurring in or about the agreement contained in this instrument, including the cancellation of the COLLATERAL, shall be borne by “CEMEX” with proceeds alien to the LOAN.

TWENTY-SIXTH. JURISDICTION AND GOVERNING LAW. For all matters relating to the interpretation, compliance and enforcement of this instrument and for all matters not expressly contemplated herein, the parties agree to submit to the jurisdiction of the competent federal courts sitting in Mexico City, Federal District, and hereby waive any forum which might be available to them by virtue of their present or future domiciles or otherwise.

The undersigned notary public does hereby certify:

I.	That I have identified myself with those persons appearing before me, who I deem with legal capacity to enter into the transaction contained herein, and I have satisfied myself as to the identity of the same, as per the credentials attached to the appending of this instrument under the letter “Ñ”.

II.	That the agents for “CEMEX CONCRETOS”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIBALE, “BANCO NACIONAL DE MEXICO”, SOCIEDAD ANONIMA, INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, DIVISION FIDUCIARIA and “BANCO NACIONAL DE OBRAS Y SERVICIOS PUBLICOS”, SOCIEDAD NACIONAL DE CREDITO, INSTITUCION DE BANCA DE DESARROLLO, have substantiated to me the authority under which they appear with the following:

A)	In regards to “CEMEX CONCRETOS”, SOCIEDAD ANONIMA DE CAPITAL VARIABLE, with public instrument number thirty-nine thousand seven hundred and forty-four, dated as of October the twentieth, two thousand and eight, granted by and before attorney Ignacio Gerardo Martinez Gonzalez, deputy notary public number 74 in and for the city of San Pedro Garza Garcia, State of Nuevo Leon, and filed with the Public Registry of Property and Commerce of the State of Nuevo Leon, under electronic commercial log entry number six thousand three hundred and thirty-six star nine.

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Public instrument number 116,381.

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B)	In regards to “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIBALE, with public instrument number forty thousand four hundred and fifty-six, dated as of March thirty-one of two thousand and nine, granted by and before attorney Francisco Garza Calderon, notary public number seventy-five of the First District, sitting in the city of San Pedro Garza Garcia, State of Nuevo Leon.

C)	In regards to “BANCO NACIONAL DE MEXICO”, SOCIEDAD ANONIMA, INTEGRANTE DEL GRUPO FINANCIERO BANAMEX, DIVISION FIDUCIARIA, with the public instrument number fifty-six thousand nine hundred and sixty-nine, dated as of August seven of two thousand and seven, granted by and before attorney Roberto Nunez y Bandera, notary public number one in and for the Federal District.

D)	In regards to BANCO NACIONAL DE OBRAS Y SERVICIOS PUBLICOS”, SOCIEDAD NACIONAL DE CREDITO, INSTITUCION DE BANCA DE DESARROLLO, with public instrument number sixty-seven thousand one hundred and eighty-four, dated as of February twelve of two thousand and eight, granted by and before attorney Javier Ceballos Lujambio, notary public number ten in and for the Federal District, and filed with the Public Registry of Property and Commerce of this city under commercial log entry number eighty thousand two hundred and fifty-nine, and with other certified documents which I attach to the appendix of this instrument under the letters “Ñ”, “O”, “P” and “Q”, and declaring that such authority has not been revoked or amended in any manner whatsoever, and that his constituent is duly empowered to enter into the transaction contained in this instrument.

III.	That the agents for “CEMEX CONCRETOS”, SOCIEDAD ANONIMA DE CPAITAL VARIABLE and “CEMEX MEXICO”, SOCIEDAD ANONIMA DE CAPITAL VARIBALE, have warranted to the undersigned notary that their constituents are under no obligation to file themselves with the National Registry of Foreign Investment.

IV.	The persons appearing before me have declared:

EDUARDO SALABURO LLAMAS, to be a Mexican citizen, a natural of Mexico City, Federal District, where he was born on July the seventh, nineteen seventy-eight, married, having a domicile in Paseo de los Azahares number three thousand and nine, Colonia Paseo Residencial, in Monterrey, State of Nuevo Leon, zip code sixty-four thousand nine hundred and twenty.

FRANCISCO GUILLERMO GOMEZ TAMAYO, to be a Mexican citizen, a natural of Mexico City, Federal District, where he was born on January fourteen, nineteen seventy-two, married, having a domicile in David Alfaro Siqueiros number ninety-nine, Colonia Fraccionamiento (sic) La Muralla, in San Pedro Garza Garcia, State of Nuevo Leon, zip code sixty-six thousand two hundred and seventy-eight.

And declare that their constituent is filed with the Federal Taxpayers Registry with the code number: CCO, seventy-four, zero, nine, eighteen, dash, nine, M, one”.

LUIS DANIEL ROBLES FERRER…

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Public instrument number 116,381.

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And declares that his constituent is filed with the Federal Taxpayers Registry with the code number: BNO, seventy-seven, zero, three, fifteen, dash, C, M, zero”.

MARIA DE LOS ANGELES MONTEMAYOR GARZA…

ELVA NELLY WING TREVINO…

And declare that their constituent is filed with the Federal Taxpayers Registry with the code number: “BNM, eighty-four, zero, fifteen, dash, VB, one”.

V.	The persons appearing before me declare that the statements contained herein were made under oath, and that I did make them aware of the offenses they could incur by declaring falsely.

VI.	That I had before me the originals or otherwise, authentic copies of the documents referred to in this instrument.

VII.	“R19”.- Having read the instrument aloud, and after explaining the scope and legal consequences of the same, and the right the persons appearing before me have to read the instrument directly, they did acknowledge their conformity with the terms stated herein and signed in witnesseth thereof….